UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 9, 2008

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MECHANICAL TECHNOLOGY INCORPORATED

(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 New Karner Road, Albany, New York 12205

(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On January 9, 2008, Mechanical Technology Incorporated (the "Company") received a letter from The Nasdaq Stock Market stating that, for the 30 consecutive business days preceding the date of the letter, the bid price of the Company’s common stock had closed below the $1.00 per share minimum bid price required for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Marketplace Rule 4450(a)(5). A copy of the press release that includes this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

At this time, the notification letter has no effect on the listing of the Company’s common stock on The Nasdaq Global Market, which will continue to trade on such market under the symbol MKTY.

In accordance with Nasdaq Marketplace Rule 4450(e)(2), MTI has 180 calendar days from the date of the Nasdaq letter, or until July 7, 2008, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days. If compliance is not regained, Nasdaq will notify the Company of its determination to delist the Company’s common stock, which decision may be appealed to a Listings Qualification Panel.

The Company may alternatively apply to transfer its common stock to The Nasdaq Capital Market if it satisfies all of the requirements, other than the minimum bid price, for initial inclusion on this market. If the Company elects to apply for such a transfer and if such application is approved, the Company will be afforded the remainder of a second 180 calendar day period to regain compliance with the minimum bid price rule while listed on The Nasdaq Capital Market.

The Company has not yet determined what action, if any, it will take in response to the Nasdaq notification, although the Company intends to monitor the closing bid price of its common stock between now and July 7, 2008, and to consider all available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the Nasdaq minimum bid price rule. The Company disclaims any intention or obligation to update this report for purposes of disclosing any action or response that the Company decides to take after the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Press release of Mechanical Technology Incorporated issued on January 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY INCORPORATED
Date: January 11, 2008	By:	/S/ CYNTHIA A. SCHEUER
	Name:	Cynthia A. Scheuer
	Title:	Vice President, Chief Financial Officer and Secretary

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